SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2004

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	22-2554549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26110 Enterprise Way
Lake Forest, California
92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (949) 598-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.  Information relating to this item is reported under Item 8 - “Other Events; Results of Annual Shareholders’ Meeting.”

Item 8.01.  Other Events; Results of Annual Shareholders’ Meeting.

(a) The Company held its Annual Meeting of Stockholders on September 22, 2004 at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California.

(b) Elected Directors of Registrant. The following persons were elected to serve as directors of the Company: Richard S. Ressler, Zohar Loshitzer, Stephen Ross and Steven F. Mayer.

 (c) Items Voted Upon by Stockholders of the Registrant. The following matters were voted upon and approved by the stockholders of the Company. The number of votes cast for and against are set forth below (as well as the applicable number of abstentions and broker non-votes):

Subject	Votes For	Votes Against Or Withheld	Abstentions

ELECTION OF DIRECTORS:

Richard S. Ressler	14.937.000	143,423	—
Zohar Loshitzer	14,942,553	137,870	—
Stephen Ross	14,972,360	108,063	—
Steven F. Mayer

APPROVAL OF THE MANAGEMENT CONVERSION/EQUITY TRANSACTION	7,755,960	1,230,483	4,721

APPROVAL OF AMENDMENT TO COMPANY’S ARTICLES OF INCORPORATION	7,795,582	1,192,348	3,234

APPROVAL OF AMENDMENT TO 2001 RESTRICTED STOCK PLAN	7,823,733	1,163,731	3,700

RATIFICATION OF THE COMPANY’S SELECTION OF BDO SEIDMAN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY	14,188,674	1,163,731	3,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION
(Registrant)

Date: September 24, 2004	/s/ W. Brian Kretzmer
W. Brian Kretzmer
Chief Executive Officer and President (Chief Executive Officer)